CRANSHIRE CAPITAL, L.P.
c/o Cranshire Capital Advisors, LLC
3100 Dundee Road, Suite 703
Northbrook, IL 60062

October 28, 2012

Stephen M. Hosmer
Royale Energy, Inc.
7676 Hazard Center Drive, Suite 1500
San Diego, California 92108

Re:           Waiver

Dear Stephen:

Reference is hereby made to that certain (i) waiver letter, dated August 4, 2009 (the “Waiver Letter”), delivered by Cranshire Capital, L.P. (“Cranshire”) to Royale Energy, Inc. (the “Company”) and (ii) Securities Purchase Agreement, dated as of October 28, 2012 (the “Purchase Agreement”), by and among the Company and each of the Buyers (as defined below).

In connection with the issuance of the Notes (as defined in the Purchase Agreement) and Warrants (as defined in the Purchase Agreement) to Cranshire Capital Master Fund, Ltd. and Pyramid Trading, L.P. (collectively, the “Buyers”) under the Purchase Agreement, Cranshire hereby waives the automatic upward adjustment that would occur pursuant to Section 2(c) of the Warrant (as defined in the Waiver Letter) and the terms of the Waiver Letter solely as a result of such issuance of such Notes and Warrants to the Buyers.

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Please confirm your understanding of the foregoing and that the above waiver and related terms and conditions thereof are acceptable to the Company by signing below and returning a copy of this letter to Cranshire.

Sincerely,

CRANSHIRE CAPITAL, L.P.

By: Cranshire Capital Advisors, LLC
Its: Investment Manager

By:__________________________
Its:__________________________
Confirmed and the above waiver and related
terms and conditions thereof are acceptable to
the Company this 28th day of October 2012:

ROYALE ENERGY, INC.

By:__________________________
Its:__________________________